EXHIBIT 7










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                                  Exhibit 16.1


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549


Re:   Quantum MRI, Inc.


This letter will confirm that we reviewed Item 4.01 of the Company's Form 8-K/A dated August 22, 2007, captioned "Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review" and that we agree with the statements made therein as they relate to Manning Elliott LLP.

We hereby consent to the filing of this letter as an exhibit to the foregoing report on Form 8-K/A.

/s/ MANNING ELLIOTT LLP

CHARTERED ACCOUNTANTS

Vancouver, Canada

August 22, 2007